EXHIBIT 1.01
CONFLICT MINERALS REPORT

Introduction
This Report has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2015.
This Report relates to the process undertaken for TASER International, Inc.'s ("TASER" or "the Company" or "we" or "our") products that were manufactured, or contracted to be manufactured, during calendar year 2015 and that contain gold, columbite-tantalite (coltan), cassiterite, wolframite, tantalum, tin, or tungsten (collectively, the “conflict minerals”).
Tin, tungsten, tantalum and/or gold are necessary to the functionality of a variety of TASER's products, including, but not limited to TASER X26P®, TASER X26®, TASER X2®, TASER Pulse®, TASER Bolt®, TASER M26®, replacement cartridges, Axon Flex®, Axon Body®, Axon Body 2®, Axon docking stations, Axon Signal®, TASER CAM®, and related accessories. Third-party products that the Company retails but that it does not manufacture or contract to manufacture are outside the scope of this report.
When this Report uses the term “conflict-free,” it means that the applicable smelters and refiners have been verified as complying with the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program (the “CFSP”) or an equivalent third-party audit program, some of which we describe below under the heading "Design of Due Diligence Framework - Step 2: Identify and Assess Risk in the Supply Chain."

Company Overview
TASER is a developer and manufacturer of advanced conducted electrical weapons (“CEWs”) designed for use by law enforcement, military, corrections, and private security personnel and by private individuals for personal defense. In addition, the Company has developed full technology solutions for the capture, storage and management of video/audio evidence as well as other tactical capabilities for use in law enforcement.

Conflict Mineral Policy
TASER International supports and respects the protection of internationally proclaimed human rights for all, including the basic human rights of our employees and workers within our supply chain. TASER is committed to respect human rights and fair labor practices.
Coinciding with this commitment, TASER is concerned about human rights violations and labor abuses, which we understand are occurring in the Democratic Republic of the Congo and adjoining countries (the “DRC region”) as a result of the civil discord there. We understand that the armed groups responsible for the conflict in the DRC region may be directly or indirectly financed by the mining and trade in certain conflict minerals.
As a result of the concern around human rights violations, the U.S. Securities and Exchange Commission ("SEC") adopted final rules to implement reporting and disclosure requirements related to conflict minerals, as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The SEC rules require public companies to disclose whether the products they manufacture or contract to manufacture contain conflict minerals that are “necessary to the functionality or production” of those products, and to conduct certain diligence and make certain disclosures regarding such minerals. Tin, tungsten, tantalum and gold are necessary to the functionality of a variety of TASER’s products.

TASER International, Inc. | 2015 Conflict Minerals Report | 1

Using a documented reasonable process, we work diligently with our direct suppliers to determine the presence and origin of conflict minerals in our supply chain. Recognizing the complexity of this issue, TASER appreciates the need for broad collaboration with all of our suppliers in our supply chain throughout this process. In our commitment to conduct our business worldwide with respect for human rights, we:

•	expect our direct suppliers to source materials from suppliers and smelters who also source responsibly, including, but not limited to, from legitimate, conflict-free mines in the DRC region;

•
expect our direct suppliers to conduct the necessary due diligence and provide us with proper verification of the country of origin and source of the materials used in the products they supply to TASER; and

•	reserve the right to verify information received from our suppliers.
Based on the information learned through our continued due diligence efforts, we hope to make important progress toward ensuring responsible mineral sourcing throughout our supply chain, and improved transparency for our investors and customers.
TASER's Conflict Mineral Program
The Company's continuous engagement and accountability is leading to better data that will allow management to make meaningful decisions with respect to the Company's supply chain. While the majority of conflict minerals contained in the materials supplied to the Company are sourced by our suppliers through smelters or refiners ("SORs") in countries that the Company has determined to be of lower risk of directly or indirectly financing or benefiting armed groups, the Company acknowledges that mineral supplies may still be sourced by our suppliers from SORs in Central Africa. The Company is determined to continue making efforts to understand whether the SORs its suppliers source from in Central Africa have been certified as conflict-free. The results of the Company's 2015 conflict mineral program have improved over those achieved during the 2014 program, but the Company acknowledges that further due diligence and supply chain measures can be taken to further reduce the potential for sourcing of minerals that could directly or indirectly finance or benefit armed groups in the DRC region.
TASER hardware products contain one or more conflict minerals and are within the Rule’s scope. On the basis of our “reasonable country of origin inquiry” (“RCOI”) required by the Rule and described below, we cannot exclude the possibility that some of the conflict minerals contained in our hardware products may have originated in the DRC region. For that reason, we are submitting this Conflict Minerals Report (“CMR”), which describes the conflict minerals due diligence we have performed pursuant to the Rule.
This CMR, which includes sections titled Reasonable Country of Origin Inquiry, Design of Due Diligence Framework, Description of Due Diligence Measures Performed, and Future Due Diligence Measures, is designed to meet the reporting requirements of the Rule. It is publicly available on our investor relations website at www.investor.taser.com.
Reasonable Country of Origin Inquiry
The Company's RCOI corresponds to the first and second steps of the five-step OECD Guidance, as that Guidance (including its Supplements) applies to each of the conflict minerals and to TASER as a “downstream company.” The OECD Guidance provides a framework for detailed due diligence to support responsible global supply chain management of minerals, including the conflict minerals.
As a direct manufacturer, the Company does not directly source conflict minerals. We source products and components from direct suppliers, which source materials from their subtier suppliers. Our supply chain is extensive and complex with many layers of suppliers positioned between ourselves and conflict mineral smelters, refiners, and mines. Due to our extended supply chain, we rely on our direct suppliers to provide us with information concerning the sources and chains of custody of conflict minerals necessary to the functionality or production of our hardware products.
The charts below highlight the progress of the Company's RCOI, including the number of identified direct suppliers that participated in the Company's conflict minerals campaigns versus those who did not, as well as the status of known SORs that have been certified as conflict-free versus those that have not received such certification:

TASER International, Inc. | 2015 Conflict Minerals Report | 2

RESPONSE RATE OF IDENTIFIED DIRECT SUPPLIERS

2014
21
52
No Response
Responded
2015
16
57
No Response
Responded

STATUS OF KNOWN SMELTERS OR REFINERS

2014
41%
59%
Not Certified Conflict-Free
Certified Conflict-Free

2015
34%
66%
Not Certified Conflict-Free
Certified Conflict-Free

or the 2015 reporting period, the Company identified 73 direct suppliers determined to be in-scope for regulatory purposes based on the Company’s influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture criteria in Rule 13p-1) and the use of conflict minerals in materials supplied. Based on response rates received from direct suppliers, the Company identified 335 known SORs of conflict minerals contained in our products, and of those, 66% were certified as being conflict-free. The Company remains focused on its due diligence efforts in 2016 to work with our direct suppliers to verify the remaining SORs supplying conflict minerals contained in our products, and if not, considering whether to remove them from our supply chain.
The following table illustrates the status of known SORs that had certain of the conflict minerals certified as conflict-free:

Status of known smelters or refiners	2015	% of Total
Certified conflict-free	222	66%
Not certified conflict-free	113	34
Total	335	100%

The table below illustrates the SORs that were certified as conflict-free, by type of conflict mineral, as a percentage of total known SORs:

Status of known smelters or refiners	2015	% of Total
Tantalum	82 of 135	82%
Gold	43 of 51	43
Tin	60 of 111	60
Tungsten	40 of 58	40
Total (a)	225 of 335	67%
(a) While most SORs in the Company's supply chain source only one of the conflict minerals, the Company identified three known SORs that obtained certifications for two conflict minerals. This explains the discrepancy between the 222 SORs that were certified as conflict-free in the proceeding table versus the SORs certified by type of material above.
During the due diligence process, the Company identified 29 SORs with indications of DRC region sourcing. The following table illustrates the certification status of these SORs:

Status of known smelters or refiners in DRC Region	2015	% of Total
Certified conflict-free	28	93%
Not certified conflict-free	2	7
Total (a)	30	100%
(a) One of the known SORs within the Company's supply chain was certified conflict-free for tantalum, but had not received a certification nor was known to be in process of obtaining a certification for tungsten.

TASER International, Inc. | 2015 Conflict Minerals Report | 3

Design of Due Diligence Framework

Inherent Limitations on Due Diligence Measures: As a downstream purchaser of products which contain conflict minerals, the Company's due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. The Company's due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals.  The Company also relies, to a large extent, on information collected and provided by independent third party audit programs. Another complicating factor is the unavailability of country of origin and chain of custody information from our suppliers on a continuous, real-time basis. Under the Dodd-Frank Act and the Rule, a product is "DRC conflict free" if it meets the required standard every day of the reporting year; conversely, a product would "not be found to be DRC conflict free" if it does not meet the required standard even one day of the reporting year. The supply chain of commodities such as conflict minerals is a multi-step process operating more or less on a daily basis, with ore being delivered to SORs, with SORs smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use.  Since the Company does not have direct contractual relationships with SORs, it relies on our direct suppliers and the entire supply-chain to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. the Company directly seeks sourcing data on a periodic basis from its direct suppliers as well as certain SORs.  the Company asks that the data cover the entire reporting year.
The good faith due diligence process that TASER undertook was designed in accordance with the Organization for Economic Cooperation and Development ("OECD") which provides practical guidance to companies throughout the supply chain on a set of actions that can be taken to ensure responsible due diligence. Aligning with the OECD’s diligence framework, the steps that TASER implemented were as follows:
Step 1: Establish Strong Corporate Management Systems

•
Assign accountability for the compliance efforts to a cross-functional team of legal, supply chain, engineering and finance personnel, and meet periodically throughout the year to develop a strategy for the annual conflict minerals campaign.

•
Employ a supply chain system of controls and transparency through the use of due diligence tools created by the Electronic Industry Citizenship Coalition ("EICC") and the Global e-Sustainability Initiative ("GeSI")'s Conflict-Free Sourcing Initiative ("CFSI"), which includes the Conflict Minerals Reporting Template ("CMRT"), a supply chain survey designed to identify the SORs that process the necessary conflict minerals contained in our products.

•
Feature requirements related to conflict minerals in our standard template for supplier contracts and specifications so that current and future suppliers are obligated to comply with our policies on conflict minerals, including participation in a supply chain survey and related due diligence activities.

•	Maintain records relating to our conflict minerals program in accordance with our record retention guidelines.
Step 2: Identify and Assess Risk in the Supply Chain

•	Identify direct suppliers that supply products that may contain conflict minerals.

•	Conduct a ROCI, requesting direct suppliers to identify SORs and country of origin of the conflict minerals in products they supply to TASER.

•
Evaluate supplier responses for plausibility, consistency and missing data. Conduct additional supplier contacts to resolve questions with respect to the initial findings to determine whether the responses were reasonable and reliable.

•
For those supply chains with SORs that are known or thought to be sourcing from the DRC region, additional investigation was conducted to determine the source and chain of custody of covered metals. The Company relies on the following internationally accepted audit standards to determine which SORs are considered conflict-free: the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewelry Council Chain-of-Custody Certification program.

•
If any SOR was not certified by these internationally-recognized methods, the Company attempted to contact the SOR to gain more information about its sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes that it takes take to track the chain of custody on the source of its mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. The Company also performed Internet research to determine whether there are any outside sources of

TASER International, Inc. | 2015 Conflict Minerals Report | 4

information regarding the SOR’s sourcing practices. As many as three contact attempts were made to direct suppliers to gather information on mine country of origin and sourcing practices.
Step 3: Design and Implement a Strategy to Respond to Identified Risks

•	Work with our direct suppliers to verify all SORs, and attempt to ensure that any SORs that were not already certified as conflict-free would enroll in a third-party audit process.

•	Identify and consider, to the extent feasible, alternative suppliers for materials were the supplier is uncooperative towards our goal of responsibly sourcing conflict minerals.

•	Provide progress reports to our President and other senior management summarizing our risk mitigation efforts.
Step 4: Third-party Audit of Smelter’s/Refiner’s Due Diligence Processes

•
Based on information received through the CFSP or equivalent independent third-party audit programs, as well as a third-party review of publicly available information about identified SORs, TASER has documented the country of origin information of particular known SORs. The CFSP collects evidence from SORs demonstrating that responsible sourcing procedures and systems have been implemented. The CFSP works with complementary programs in Central Africa to validate conflict-free mine sites and trade routes. Regional traceability and other third-party programs work with non-governmental organizations, government programs, and the CFSP to improve procedures and systems when incidents occur, and they communicate relevant information to program participants as it becomes available. The Company believes that independent third-party audit programs provide a reasonable basis for companies to conclude that SORs have procedures and systems for determining if the SORs process conflict minerals that directly or indirectly finance or benefit armed groups.

Step 5: Report on Supply Chain Due Diligence

•	Publicly communicate our Conflict Minerals Sourcing Policy on our company website www.investor.taser.com.

•	Publicly communicate the results of our annual Conflict Minerals program on our company website www.investor.taser.com.
Description of Due Diligence Measures Performed
Below is a description of the measures the Company performed for the 2015 reporting period to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products that we had reason to believe may have originated from the DRC region and may not have come from recycled or scrap sources:

•
Conducted a supply-chain survey of suppliers that we identified may be supplying TASER with products that contain necessary conflict minerals using the CFSI's CMRT, requesting country of origin information regarding the necessary conflict minerals and identification of SORs that process such minerals.

•	Received and retained responses to the supply-chain survey within an online database.

•	Performed as many as three additional follow up supply chain surveys for supplier non-responses.

•	Contacted surveyed suppliers on responses to supply chain surveys that we identified contained incomplete or potentially inaccurate information to seek additional clarifying information.

•	Compared SORs identified by the supply chain survey against the list of facilities that have received a "conflict free" designation from the CFSP or other independent third-party audit program.

•
Performed risk mitigation efforts with suppliers we identified to be not in conformity with our Conflict Minerals Sourcing Policy and contractual requirements by working with them to bring them into compliance.

•	Provided progress reports to the President and other members of senior management to communicate the status and results of our conflict minerals program.

TASER International, Inc. | 2015 Conflict Minerals Report | 5

Future Due Diligence Measures
During the reporting period for the calendar year ending December 31, 2016, we are continuing to engage in the activities described above in "Design of Due Diligence Framework" and "Description of Due Diligence Measures Performed." In our efforts to attain a conflict free supply chain for our products, we intend to continue to contact SORs identified in our supply chain survey process that have not yet received a "conflict free" designation and request their participation in the CFSP or other independent third party audit program in order for them to obtain such a "conflict free" designation. Further the Company intends to advance its due diligence measures but also to mitigate and address certain risks by performing the following:

•	redistribute copies of our conflict minerals policy to direct suppliers;

•	emphasize the them our expectation that they respond fully and promply to our information requests;

•	instruct them to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries; and

•	encourage them to direct all SORs in their supply chains to participate in the CFSP or a similar third-party audit program.
Determination
Based on the information provided by the Company’s direct suppliers, and the Company's own due diligence efforts with known SORs through December 31, 2015, the Company believes that the SORs listed on Appendix A below may have been used to process the conflict minerals in TASER's products.
Based on these due diligence efforts, TASER does not have sufficient information to conclusively determine the countries of origin of the conflict minerals in its products or whether such conflict minerals in its products are from recycled or scrap sources. However, based on the information provided by the Company’s direct suppliers, and SORs, as well as from the CFSI and other sources, the Company believes that the countries of origin of the conflict minerals contained in its products include the countries listed in Appendix B below, as well as recycled and scrap sources.
Of the 335 SORs of conflict minerals identified for calendar year 2015, 29 SORs were identified as sources of conflict minerals from the DRC region. Of these 29, 28 were determined CFSP-compliant, with one of the 28 being certified for certain, but not all, conflict minerals sourced. Two SORs have not yet taken steps to prepare for a third-party audit for all or certain of their conflict minerals. We do not yet have complete information about the conflict minerals in our supply chain. However, to date we have not found any indication that any of our conflict minerals are from sources that directly or indirectly finance or benefit armed groups.
TASER has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers, SORs to comply with the Company's conflict minerals standards, may affect the Company's future determinations under Rule 13p-1.

TASER International, Inc. | 2015 Conflict Minerals Report | 6

Appendix A
* Denotes SORs which have received a "conflict free" designation from an independent third party audit program.

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd. *	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. *	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC) *	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração *	Brazil
Gold	Argor-Heraeus SA *	Switzerland
Gold	Asahi Pretec Corporation *	Japan
Gold	Asahi Refining Canada Limited *	Canada
Gold	Asahi Refining USA Inc. *	United States
Gold	Asaka Riken Co., Ltd. *	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG *	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB *	Sweden
Gold	C. Hafner GmbH + Co. KG *	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation *	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A. *	Italy
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Daejin Indus Co., Ltd.	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DODUCO GmbH *	Germany
Gold	Dowa	Canada
Gold	DSC (Do Sung Corporation)	South Korea
Gold	Eco-System Recycling Co., Ltd. *	Japan
Gold	Eldorado Gold Corporation	Canada
Gold	Elemetal Refining, LLC *	United States
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	ESG Edelmetall-Service GmbH & Co. KG	Germany
Gold	Faggi Enrico S.p.A.	Italy
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Geib Refining Corporation	United States
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH *	Germany
Gold	Heraeus Ltd. Hong Kong *	China
Gold	Heraeus Precious Metals GmbH & Co. KG *	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited *	China
Gold	Ishifuku Metal Industry Co., Ltd. *	Japan
Gold	Istanbul Gold Refinery *	Turkey

TASER International, Inc. | 2015 Conflict Minerals Report | A- 1

Gold	Japan Mint *	Japan
Gold	Jiangxi Copper Company Limited *	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant *	Russia
Gold	JSC Uralelectromed *	Russia
Gold	JX Nippon Mining & Metals Co., Ltd. *	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys plc	Kazakhstan
Gold	Kazzinc *	Kazakhstan
Gold	Kennecott Utah Copper LLC *	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd. *	Japan
Gold	Korea Metal Co. Ltd	South Korea
Gold	Korea Zinc Co. Ltd.	South Korea
Gold	Kyrgyzaltyn JSC *	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc. *	South Korea
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion *	United States
Gold	Matsuda Sangyo Co., Ltd. *	Japan
Gold	Metalor Technologies (Hong Kong) Ltd. *	China
Gold	Metalor Technologies (Singapore) Pte., Ltd. *	Singapore
Gold	Metalor Technologies (Suzhou) Co Ltd	China
Gold	Metalor Technologies SA *	Switzerland
Gold	Metalor USA Refining Corporation *	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V *	Mexico
Gold	Mitsubishi Materials Corporation *	Japan
Gold	Mitsui Mining & Smelting *	Japan
Gold	MMTC-PAMP India Pvt., Ltd. *	India
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant *	Russia
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş. *	Turkey
Gold	Navoi Mining and Metallurgical Combinat *	Uzbekistan
Gold	Nihon Material Co., Ltd. *	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH *	Austria
Gold	Ohura Precious Metal Industry Co., Ltd. *	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet) *	Russia
Gold	OJSC Kolyma Refinery	Russia
Gold	OJSC Novosibirsk Refinery *	Russia
Gold	PAMP SA *	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals *	Russia
Gold	PT Aneka Tambang (Persero) Tbk *	Indonesia
Gold	PX PrŽcinox SA *	Switzerland
Gold	Rand Refinery (Pty) Ltd. *	South Africa
Gold	Republic Metals Corporation *	United States
Gold	Royal Canadian Mint *	Canada
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	South Korea
Gold	SAMWON METALS Corp.	South Korea
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V. *	Netherlands

TASER International, Inc. | 2015 Conflict Minerals Report | A- 2

Gold	SEMPSA Joyería Platería SA *	Spain
Gold	Shandong Gold Mining Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd. *	China
Gold	Sichuan Tianze Precious Metals Co., Ltd. *	China
Gold	Singway Technology Co., Ltd. *	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals *	Russia
Gold	Solar Applied Materials Technology Corp. *	Taiwan
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd. *	Japan
Gold	Super Dragon Technology Co., Ltd.	Taiwan
Gold	T.C.A S.p.A *	Italy
Gold	Tanaka Kikinzoku Kogyo K.K. *	Japan
Gold	The Great Wall Gold and Silver Refinery of China *	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd. *	China
Gold	Tokuriki Honten Co., Ltd. *	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Gold	Torecom	South Korea
Gold	Umicore Brasil Ltda. *	Brazil
Gold	Umicore Precious Metals Thailand *	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining *	Belgium
Gold	United Precious Metal Refining, Inc. *	United States
Gold	Valcambi SA *	Switzerland
Gold	Western Australian Mint trading as The Perth Mint *	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamamoto Precious Metal Co., Ltd. *	Japan
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	China
Gold	Yokohama Metal Co., Ltd. *	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	AMG Advanced Metallurgical Group	United States
Tantalum	Avon Specialty Metals Ltd	United Kingdom
Tantalum	Changsha South Tantalum Niobium Co., Ltd. *	China
Tantalum	Conghua Tantalum and Niobium Smeltry *	China
Tantalum	D Block Metals, LLC *	United States
Tantalum	Duoluoshan *	China
Tantalum	Exotech Inc. *	United States
Tantalum	F&X Electro-Materials Ltd. *	China
Tantalum	FIR Metals & Resource Ltd. *	China
Tantalum	Gannon & Scott	United States
Tantalum	Global Advanced Metals Aizu *	Japan
Tantalum	Global Advanced Metals Boyertown *	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd. *	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd. *	Thailand
Tantalum	H.C. Starck GmbH Goslar *	Germany
Tantalum	H.C. Starck GmbH Laufenburg *	Germany
Tantalum	H.C. Starck Hermsdorf GmbH *	Germany
Tantalum	H.C. Starck Inc. *	United States
Tantalum	H.C. Starck Ltd. *	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG *	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. *	China

TASER International, Inc. | 2015 Conflict Minerals Report | A- 3

Tantalum	Hi-Temp Specialty Metals, Inc. *	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd *	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. *	China
Tantalum	Jiujiang Tanbre Co., Ltd. *	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd. *	China
Tantalum	JX Nippon Mining & Metals Co., Ltd.	Japan
Tantalum	KEMET Blue Metals *	United States
Tantalum	Kemet Blue Powder *	United States
Tantalum	King-Tan Tantalum Industry Ltd. *	China
Tantalum	LSM Brasil S.A. *	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd. *	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting *	Japan
Tantalum	Molycorp Silmet A.S. *	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *	China
Tantalum	Nippon Mining & Metals Co. Ltd.	Japan
Tantalum	Plansee SE Liezen *	Austria
Tantalum	Plansee SE Reutte *	Austria
Tantalum	QuantumClean *	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd. *	China
Tantalum	Solikamsk Magnesium Works OAO *	Russia
Tantalum	Taki Chemicals *	Japan
Tantalum	Telex Metals *	United States
Tantalum	Tranzact, Inc. *	United States
Tantalum	Ulba Metallurgical Plant JSC *	Kazakhstan
Tantalum	XinXing Haorong Electronic Material Co., Ltd. *	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd. *	China
Tantalum	Zhuzhou Cemented Carbide *	China
Tin	Alpha *	United States
Tin	An Thai Minerals Company Limited *	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Best Metais e Soldas SA	Brazil
Tin	China Tin Group Co., Ltd. *	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Colonial Metals, Inc	United States
Tin	Complejo Metalurgico Vinto S.A.	Bolivia
Tin	Cooperativa Metalurgica de Rondônia Ltda. *	Brazil
Tin	CSC Pure Technologies	Russia
Tin	CV Ayi Jaya *	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona *	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai *	Indonesia
Tin	CV United Smelting *	Indonesia
Tin	CV Venus Inti Perkasa *	Indonesia
Tin	Dowa *	Canada
Tin	Electroloy Metal Pte	Singapore
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Elmet S.A. de C.V.	Mexico
Tin	Elmet S.L.U. (Metallo Group) *	Spain
Tin	EM Vinto *	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil

TASER International, Inc. | 2015 Conflict Minerals Report | A- 4

Tin	Feinhutte Halsbrucke GmbH	Germany
Tin	Fenix Metals *	Poland
Tin	Gejiu Kai Meng Industry and Trade LLC *	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd. *	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Heraeus Materials Technology GmbH & Co. KG	Singapore
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Hyundai-Steel	South Korea
Tin	Japan New Metals Co., Ltd.	Japan
Tin	Jean Goldschmidt International SA	Belgium
Tin	Jiangxi Ketai Advanced Material Co., Ltd. *	China
Tin	Koki Products Co., Ltd.	Thailand
Tin	Kovohutě Příbram	Czech Republic
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu's Minerais Metais e Ligas Ltda. *	Brazil
Tin	Malaysia Smelting Corporation (MSC) *	Malaysia
Tin	Materials Eco-Refining CO.,LTD	Japan
Tin	Melt Metais e Ligas S/A *	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc. *	United States
Tin	Metallo-Chimique N.V. *	Belgium
Tin	Metalor Technologies SA	Switzerland
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur *	Peru
Tin	Mitsubishi Materials Corporation *	Japan
Tin	Mitsui Mining & Smelting	Japan
Tin	Nankang Nanshan Tin Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Novosibirsk Integrated Tin Works	Russia
Tin	O.M. Manufacturing (Thailand) Co., Ltd. *	Thailand
Tin	O.M. Manufacturing Philippines, Inc. *	Philippines
Tin	Operaciones Metalurgical S.A. *	Bolivia
Tin	Phoenix Metal Ltd	Rwanda
Tin	POSCO	South Korea
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera *	Indonesia
Tin	PT Artha Cipta Langgeng *	Indonesia
Tin	PT ATD Makmur Mandiri Jaya *	Indonesia
Tin	PT Babel Inti Perkasa *	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin *	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry *	Indonesia
Tin	PT Belitung Industri Sejahtera *	Indonesia
Tin	PT BilliTin Makmur Lestari *	Indonesia
Tin	PT Bukit Timah *	Indonesia
Tin	PT Cipta Persada Mulia *	Indonesia
Tin	PT DS Jaya Abadi *	Indonesia
Tin	PT Eunindo Usaha Mandiri *	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Inti Stania Prima *	Indonesia
Tin	PT Justindo *	Indonesia
Tin	PT Karimun Mining	Indonesia

TASER International, Inc. | 2015 Conflict Minerals Report | A- 5

Tin	PT Mitra Stania Prima *	Indonesia
Tin	PT Panca Mega Persada *	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama *	Indonesia
Tin	PT Refined Bangka Tin *	Indonesia
Tin	PT Sariwiguna Binasentosa *	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Stanindo Inti Perkasa *	Indonesia
Tin	PT Sukses Inti Makmur *	Indonesia
Tin	PT Sumber Jaya Indah *	Indonesia
Tin	PT Timah (Persero) Tbk Kundur *	Indonesia
Tin	PT Timah (Persero) Tbk Mentok *	Indonesia
Tin	PT Tinindo Inter Nusa *	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama *	Indonesia
Tin	PT WAHANA PERKIT JAYA *	Indonesia
Tin	Pure Technology	Russia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Ritchey Metals	United States
Tin	Rui Da Hung *	Taiwan
Tin	Senju Metal Industry Co., Ltd.	Bolivia
Tin	SGS	Bolivia
Tin	Soft Metais Ltda. *	Brazil
Tin	Sumitomo Metal Mining Co., Ltd.	Japan
Tin	Thaisarco *	Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Umicore SA Business Unit Precious Metals Refining	Belgium
Tin	VQB Mineral and Trading Group JSC *	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda. *	Brazil
Tin	Xianghualing Tin Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd. *	China
Tin	Yunnan Tin Group (Holding) Company Limited *	China
Tungsten	A.L.M.T. TUNGSTEN Corp. *	Japan
Tungsten	Air Products	United States
Tungsten	Asia Tungsten Products Vietnam Ltd. *	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. *	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. *	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd. *	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd. *	China
Tungsten	Exotech Inc.	United States
Tungsten	Fujian Jinxin Tungsten Co., Ltd. *	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd. *	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. *	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd. *	China
Tungsten	Global Tungsten & Powders Corp. *	United States
Tungsten	Golden Egret Special Alloy Co. Ltd	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd. *	China
Tungsten	H.C. Starck GmbH *	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG *	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji *	China

TASER International, Inc. | 2015 Conflict Minerals Report | A- 6

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin *	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *	China
Tungsten	Hydrometallurg, JSC *	Russia
Tungsten	Izawa Metal Co., Ltd	Japan
Tungsten	Japan New Metals Co., Ltd. *	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd. *	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. *	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. *	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd. *	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd. *	China
Tungsten	Jiujiang Tanbre Co., Ltd.	China
Tungsten	JX Nippon Mining & Metals Co., Ltd.	Japan
Tungsten	Kennametal Fallon *	United States
Tungsten	Kennametal Huntsville *	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd. *	China
Tungsten	Materion	United States
Tungsten	Mitsubishi Materials Corporation	Japan
Tungsten	Niagara Refining LLC *	United States
Tungsten	North American Tungsten	Canada
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC *	Vietnam
Tungsten	Pobedit, JSC *	Russia
Tungsten	Sanher Tungsten Vietnam Co., Ltd. *	Vietnam
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	Japan
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd. *	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd. *	Vietnam
Tungsten	Voss Metals Company, Inc.	United States
Tungsten	Wolfram Bergbau und Hütten AG *	Austria
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. *	China
Tungsten	Xiamen Tungsten Co., Ltd. *	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd. *	China
Tungsten	Zhangyuan Tungsten Co.,Ltd	China
Tungsten	Zhuzhou Cemented Carbide	China

TASER International, Inc. | 2015 Conflict Minerals Report | A- 7

APPENDIX B

Argentina	Mozambique
Armenia	Myanmar
Australia	Namibia
Austria	Netherlands
Belarus	Niger
Belgium	Nigeria
Bolivia	Papua New Guinea
Brazil	Peru
Burundi	Philippines
Canada	Poland
Chile	Portugal
China	Romania
DRC- Congo (Kinshasa)	Russia
Estonia	Rwanda
Ethiopia	Saudi Arabia
France	Sierra Leone
Germany	Singapore
Ghana	South Africa
Greece	South Korea
Guinea	Spain
Guyana	Suriname
Hong Kong	Sweden
India	Switzerland
Indonesia	Taiwan
Italy	Tajikistan
Japan	Tanzania
Jersey	Thailand
Kazakhstan	Turkey
Kyrgyzstan	United Arab Emirates
Laos	United Kingdom
Malaysia	United States
Mali	Uzbekistan
Mexico	Vietnam
Mongolia	Zambia
Morocco	Zimbabwe

TASER International, Inc. | 2015 Conflict Minerals Report | B- 1